Exhibit 99.1

Unique Fabricating Appoints Susan C. Benedict to Board of Directors

Auburn Hills, MI - November 12, 2019 -- Unique Fabricating, Inc. (the "Company”) (NYSE American: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial market, today announced it has appointed Susan C. Benedict to its Board of Directors as an independent director.

Ms. Benedict is a proven business leader with extensive experience in human resource management and legal and compliance matters across the manufacturing and automotive industries. Her appointment, which became effective on November 7, 2019, fills the vacancy following John Weinhardt’s resignation earlier this year.

“Susan’s business, legal and industry experience will be immensely valuable to our Board and the Company as we work to transform our business to drive growth, improve profitability and increase returns for our shareholders,” commented Richard Baum, Chairman. “She has an extensive working knowledge of the unique challenges and opportunities within the automotive industry and a strong track record of devising and implementing solutions that have proven to be beneficial to the organizations she supports.”

“Unique Fabricating is a leader in the automotive industry, with forward-looking leaders focused on continual improvement and the diligence and agility it takes to successfully navigate the cyclical automotive industry,” commented Susan C. Benedict. “I look forward to working with Doug and the Board to oversee the execution of the Company’s transformation and ongoing operational plans to achieve positive outcomes for all stakeholders of the Company.”

About Susan C. Benedict

Ms. Benedict currently serves as Chief Human Resources Officer and Assistant General Counsel - Labor and Employment of Stoneridge, Inc., an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial vehicle, motorcycle, agricultural and off-highway vehicle markets. In this role, she works closely with the CEO and senior leadership to cultivate talent strategies to drive business progress and provides counsel on global employment and labor matters. Prior to Stoneridge, Ms. Benedict served as Corporate Counsel at Guardian Industries Corp. where she had global responsibility for employment and labor matters, compliance and data privacy.

Ms. Benedict began her 30 year career with Chrysler Corporation as a Manufacturing Management Trainee where she worked her way up to Production Craft Manager with responsibility for supervising UAW employees in stamping and vehicle assembly operations, developed and implemented production processes for new vehicle assembly plant and directed the efforts of product engineers, parts suppliers and manufacturing personnel to improve product quality and develop and institute product changes to enhance assembly operations.

Ms. Benedict holds a Bachelor of Arts in Psychology from The Ohio State University, a Master of Business Administration from the University of Detroit Mercy, a Juris Doctor from the Thomas M. Cooley Law School and was admitted to the State Bar of Michigan in 2012. In addition, she was recognized as Top Corporate Counsel by dbusiness magazine in 2017.

Exhibit 99.1

About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique Fabricating leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.

Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s 2019 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue, and Adjusted EBITDA. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 30, 2018 filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

Investor Contact:
FNK IR
Rob Fink
646-809-0408
rob@fnkir.com

Source: Unique Fabricating, Inc.